UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 6, 2015

NAC Global Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-49655	87-0678927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4720 Salisbury Road

Jacksonville, FL 32256

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (904) 493-6496

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On October 6, 2015, NAC Global Technologies, Inc. (the “Company”) commenced a public offering for the sale of Units (“Units” or each a “Unit”), each Unit consisting of one share of common stock, par value $0.001 per share, two Series A Warrants each to purchase one share of common stock and one Series B warrant to purchase one share of common stock. The purchasers (the “Purchasers”) of the Units are each expected to enter into a subscription agreement (the “Subscription Agreement”) with the Company on or prior to the closing date. The Company expects to issue and sell 9,500,000 Units at a purchase price of $0.05 per Unit for an aggregate purchase price of $475,000 (the “Offering”) which such amount consisting of $250,000 of cash from certain investors and $225,000 of convertible notes that are being exchanged for the Units in this Offering.

The closing of the sale of the Units is expected to take place on or about October 9, 2015 (the “Closing”), subject to customary closing conditions.

The Units are being offered by the Company pursuant to an effective registration statement on Form S-1, which was initially filed with the Securities and Exchange Commission (the “SEC”) on December 15, 2014 and declared effective on October 6, 2015 (File No. 333-200969) (the “Registration Statement”). We expect to file a prospectus with the SEC in connection with the sale of the Units.

In connection with the transactions, the Company expects to enter into a Placement Agency Agreement (the “Placement Agency Agreement”) with Alexander Capital, L.P. (the “Placement Agent”) pursuant to which the Placement Agent agreed to act as the Company’s exclusive placement agent for the issuance and sale of the Units.

The Placement Agent did not purchase or sell any securities, nor is it required to arrange the purchase or sale of any minimum number or dollar amount of securities.  The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of all of the Units being issued and sold in the Offering.  The Placement Agent will be paid a cash fee equal to 7.0% of the gross proceeds received by the Company from the sale of the Units in the Offering. In addition to the placement agent fee to be paid by the Company, the Company has also agreed to reimburse the Placement Agent for certain out-of-pocket expenses incurred in connection with the Offering, which aggregate amount of such expenses reimbursed by the Company will not exceed 13.25% of the gross proceeds received from the Purchasers.  In connection with the successful completion of the Offering, the Placement Agent shall receive common stock purchase warrants equal to 5% of the aggregate offering price of the Units sold in the Offering. Such warrants shall be exercisable at a price per share equal to one hundred and twenty percent (120%) of the offering price of the Units.

Item 8.01.    Other Events

On October 7, 2015, the Company issued a press release regarding the Offering described above under Item 1.01 of this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information set forth in Item 1.01 with respect to the Offering is hereby incorporated by reference.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 7, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2015	NAC Global Technologies, INC.

	By:	/s/ Vincent Genovese
Name: Vincent Genovese Title: President and Chief Executive Officer

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